                                                             Exhibit 23(p)(viii)


                                POWER OF ATTORNEY

         The undersigned Trustees and officers of New Covenant Funds (the "Trust") hereby appoint Dennis J. Murphy, Mary Jane Maloney, and Patrick Turley, Esq. as attorneys-in-fact and agents, in all capacities, to execute and to file any and all amendments to the Trust's Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series to the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. The undersigned grant to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned Trustees and Officers hereby execute this Power of Attorney as of this 25th day of October, 2000.


Name                                                     Title
----                                                     -----

 /s/ Frank K. Bateman, Jr.                       Trustee and President
--------------------------
Frank K. Bateman, Jr.


 /s/ Gail S. Duree                                       Trustee
---------------------------
Gail S. Duree

                                                         Trustee
---------------------
Cynthia S. Gooch


 /s/ Rev. Donald B. Register                             Trustee
----------------------------
Rev. Donald B. Register


 /s/ Michael F. Ryan                                     Trustee
--------------------
Michael F. Ryan